Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Damon Wright
Sr. Director, Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

Epicor® Reports 2009 First Quarter Results

IRVINE, Calif., May 4, 2009 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, today reported financial results for its first quarter ended March 31, 2009. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form

10-Q.

Epicor chairman, president and CEO George Klaus commented, “Epicor posted solid first quarter financial results in the face of a continued challenging economic environment. The bottom line benefited from our proactive efforts to align our costs with our anticipated revenues, resulting in non-GAAP earnings per share coming in at the high end of our previously announced guidance. Total revenues narrowly missed our guidance, coming in approximately 1% below the lower end of our expected range.

“We saw business improve as we progressed through the 2009 first quarter, and we had a relatively strong March,” Klaus said. “Seasonality in purchasing decisions generally leads to the first quarter being our weakest in terms of revenues, and this year proved especially challenging, as deteriorating economic conditions led to a very slow January and February. We are continuing to see indications that customers may be more willing to move forward with projects, and we expect to see improvement in our top and bottom line results throughout the year. That said,” Klaus continued, “economic uncertainty abounds and we will continue to take what we believe is a prudently cautious approach with our revenue and earnings expectations, while modifying our cost structure appropriately.”

GAAP Results: GAAP revenue for the 2009 first quarter was $98.7 million, with a net loss of $1.6 million, or loss of $0.03 per diluted share. This compares to 2008 first quarter GAAP revenue of $102.2 million, and GAAP net loss of $8.0 million, or loss of $0.14 per diluted share.

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Epicor Reports Q1 2009 Results

Non-GAAP Results1: Non-GAAP revenue for the 2009 first quarter was $99.1 million, which excludes approximately $0.4 million in deferred revenue fair value adjustments from NSB purchase accounting, with non-GAAP net income of $4.7 million, or $0.08 per diluted share. This compares to non-GAAP revenue of $104.0 million, which excludes approximately $1.8 million in deferred revenue fair value adjustments from NSB purchase accounting and non-GAAP net income of $4.1 million, or $0.07 per diluted share, in the 2008 first quarter.

2009 First Quarter Revenue by Segment: 2009 first quarter non-GAAP license revenue was $13.2 million, compared to non-GAAP license revenue of $18.6 million in the 2008 first quarter. Non-GAAP consulting revenue was $31.5 million in the 2009 first quarter, compared to non-GAAP consulting revenue of $31.6 million in the 2008 first quarter. Non-GAAP maintenance revenue for the 2009 first quarter was $47.3 million, compared to non-GAAP maintenance revenue of $47.7 million in the same period in the prior year. GAAP hardware and other revenue for the 2009 first quarter was $7.2 million, compared to GAAP hardware and other revenue of $6.2 million in the prior year’s first quarter.

Balance Sheet Summary: The Company’s balance sheet at March 31, 2009, included cash and cash equivalents of $83.2 million. The balance sheet benefited from free cash flow2 of $7.2 million during the 2009 first quarter, which helped support approximately $8.5 million in pay downs on the Company’s credit facility during the quarter. The Company’s total debt balance as of March 31, 2009, consists primarily of the $230 million obligation to holders of the Company’s 2.375% senior convertible notes (less the debt discount described below of $48.1 million) and $86.5 million of borrowings under the Company’s credit facility, currently priced at LIBOR plus 2.25%.

At the end of the 2009 first quarter, net accounts receivable was approximately $79.1 million. The Company had solid cash collections of $112.9 million during the 2009 first quarter. Days sales outstanding (DSOs) in the 2009 first quarter were up to 72, compared to 68 in the fourth quarter of 2008. Deferred revenue at the end of the 2009 first quarter was $89.5 million.

Effective January 1, 2009, the Company adopted FSP APB 14-1, “Accounting for Convertible Debt”, and retroactively applied this change to all periods presented herein. This standard requires the Company to change the previous accounting method for its $230 million convertible notes. Accordingly, the Company recorded a $61.8 million debt discount as Additional Paid in Capital, as of the notes’ issuance date of May 15, 2007. At March 31, 2009, the debt discount was $48.1 million.

The Company is amortizing the debt discount through the date at which the Company can begin to redeem the notes, which is May 15, 2014. The Company recognized interest expense of $3.3 million and $3.2 million related to the convertible debt for the three months ended March 31, 2009 and 2008, respectively, of which $1.4 million is cash.

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Epicor Reports Q1 2009 Results

Business Outlook:

Due to the uncertainty and limited visibility in the global economy, IT spending and exchange rate fluctuations, the Company will continue to provide forward looking guidance one quarter at a time.

2009 second quarter total GAAP revenue is expected to be $100 to $105 million, with non-GAAP earnings per share for the 2009 second quarter expected to be $0.08 to $0.09.

The Company’s 2009 second quarter non-GAAP earnings per share guidance excludes current expectations for second quarter amortization of intangible assets of approximately $8.2 million, second quarter stock-based compensation expense of approximately $1.9 million and approximately $2.0 million in non-cash interest expense for the second quarter related to Epicor’s adoption of FSP APB 14-1. 2009 second quarter non-GAAP earnings per share expectations assume a weighted average share count of 59.9 million shares.

Earnings Conference Call

The Company will hold an investor and analyst conference call today at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time.

When:	Monday, May 4, 2009

Time:	2:00 p.m. PT

Dial in:	+1 (888) 819-8015 or outside the U.S. +1 (913) 312-1229

Conf ID:	Epicor 2009 First Quarter Earnings Call

Webcast:	http://ir.epicor.com

On the call, chairman, president and CEO George Klaus and executive vice president and CFO Michael Pietrini will review 2009 first quarter earnings. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at http://ir.epicor.com and will be archived for thirty days following the call on the Company’s Web site.

[1]	Please see the reconciliations to GAAP measures provided at the end of this press release.
[2]

Free cash flow is a non-GAAP measure. The Company calculates free cash flow as adjusted EBITDA, plus stock-based compensation, less capital expenditures, cash paid for income taxes and net interest. Please refer to the table below for a complete reconciliation.

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Epicor Reports Q1 2009 Results

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor celebrates 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected GAAP and non-GAAP revenues (including growth rates), earnings and earnings per share (including on a non-GAAP basis), non-GAAP free cash flow, the Company’s products, market share, business model, cross selling and other potential synergies and the accretive affect of the NSB transaction, sales pipelines and opportunities, target market, customer renewal rates, technology lead, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include, but are not limited to changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, including Epicor 9; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; Epicor’s ability to integrate the NSB acquisition and recognize expected revenue synergies; Epicor’s ability to continue to support NSB’s customers and add functionality to NSB’s products; and other factors discussed in Epicor’s annual report on Form 10K for the year ended December 31, 2008. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings and Revenue Measure. The Company uses non-GAAP earnings and revenue measures, adjusted EBITDA and free cash flow in this press release. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods.

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Epicor Reports Q1 2009 Results

Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP financial measures for 2008 and 2009 used by the Company are defined to include deferred revenues from NSB that are expected to be adjusted to fair value as required by purchase accounting in accordance with GAAP reporting, and to exclude amortization of intangible assets, stock-based compensation expense, amortization of long-term debt discount from the Company’s May 2007 convertible note offering, the write-off of in-process research and development, the write off of debt issuance fees, loss on settlement of option contracts to hedge foreign currency risk on the purchase price of NSB and restructuring and other non-recurring expenses. The non-GAAP financial measures for 2009 used by the Company are also defined to reflect income taxes at a 38% tax rate.

Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation. Management believes it is appropriate to exclude costs associated with the in-process research and development charge, the loss on settlement of option contracts to hedge foreign currency risk on the purchase price of NSB, debt issuance fees and the amortization of long-term debt discount from the Company’s May 2007 convertible note offering, as well as restructuring and other charges, which included costs associated with the integration of NSB into Epicor, because these charges are not related to the Company’s ongoing business operations and it allows for more accurate comparisons of our operating results to our peer companies. Finally, management believes that using a 38% tax rate is appropriate because it allows comparisons of our operating results that are more consistent with prior periods presented, as well as more accurate comparisons of our operating results to our peer companies.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

- TABLES FOLLOW-

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Epicor Reports Q1 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 31, 2009	December 31, 2008
		(As Adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$83,192	$89,764
Accounts receivable, net	79,093	90,624
Deferred income taxes	9,047	8,627
Inventory, net	4,094	5,068
Prepaid expenses and other current assets	12,845	11,064

Total current assets	188,271	205,147

Property and equipment, net	30,571	31,987
Deferred income taxes	42,891	42,858
Intangible assets, net	104,860	113,556
Goodwill	364,272	363,589
Other assets	13,128	14,061

Total assets	$743,993	$771,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,269	$13,913
Accrued expenses	33,849	45,177
Current portion of long-term debt	11,437	10,169
Current portion of accrued restructuring costs	3,177	4,073
Current portion of deferred revenue	89,207	92,361

Total current liabilities	151,939	165,693

Long-term debt, less current portion, net	257,453	265,257
Long-term portion of accrued restructuring costs	4,944	5,412
Long-term portion of deferred revenue	253	319
Long-term deferred income taxes and other income taxes	35,623	37,621
Other long-term liabilities	895	941

Total long-term liabilities	299,168	309,550

Stockholders’ equity:
Common stock	63	61
Additional paid-in capital	416,073	414,149
Less: treasury stock at cost	(19,041)	(18,458)
Accumulated other comprehensive loss	(6,878)	(4,094)
Accumulated deficit	(97,331)	(95,703)

Total stockholders’ equity	292,886	295,955

Total liabilities and stockholders’ equity	$743,993	$771,198

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Epicor Reports Q1 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
		(As Adjusted)
Revenues:
License fees	$13,177	$18,504
Consulting	31,452	31,402
Maintenance	46,866	46,156
Hardware and other	7,198	6,162

Total revenues	98,693	102,224

Cost of revenues	46,184	53,545
Amortization of intangible assets	8,405	7,066

Total cost of revenues	54,589	60,611

Gross profit	44,104	41,613

Operating expenses:
Sales and marketing	18,090	21,378
Software development	12,406	13,026
General and administrative	14,191	11,952
Write off of in-process research and development	—	200
Restructuring and other	1,411	4,083

Total operating expenses	46,098	50,639

Loss from operations	(1,994)	(9,026)
Interest expense	(5,992)	(4,571)
Interest and other income (expense), net	(167)	847

Loss before income taxes	(8,153)	(12,750)
Income tax benefit	(6,525)	(4,725)

Net loss	$(1,628)	$(8,025)

Net loss per share:
Basic	$(0.03)	$(0.14)
Diluted	$(0.03)	$(0.14)

Weighted average common shares outstanding:
Basic	58,985	57,898
Diluted	58,985	57,898

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Epicor Reports Q1 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NON-GAAP NET INCOME RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Loss before income taxes	$(8,153)	$(12,750)

Add back (subtract):
Amortization of intangible assets	8,405	7,066
Stock-based compensation expense	2,418	2,488
Amortization of long-term debt discount	1,923	1,789
Debt issuance fees write off	924	—
Loss on foreign currency option contract	—	1,610
Deferred revenue fair value adjustment	432	1,800
Restructuring and other	1,411	4,083
In-process research and development	—	200

Non-GAAP income before income taxes	$7,360	$6,286
Non-GAAP provision for income taxes [1]	(2,675)	(2,209)

Non-GAAP net income	$4,685	$4,077

Non-GAAP net income per diluted share	$0.08	$0.07

Weighted average common shares outstanding:
Diluted	59,440	58,754

[1]	For the first quarter of 2009, the Company utilized a 38% tax rate for the calculation of the Non-GAAP provision for income taxes for comparison purposes with other periods.

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Epicor Reports Q1 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Total revenues	$98,693	$102,224

Net income	$(1,628)	$(8,025)
Income tax benefit	(6,525)	(4,725)
Interest expense	5,992	4,571
Amortization of intangible assets	8,405	7,066
Depreciation	2,084	1,873
Restructuring and other	1,411	4,083
In-process research and development	—	200
Deferred revenue fair value adjustment	432	1,800
Interest and other (income) expense, net	167	(847)

Adjusted EBITDA	$10,338	$5,996

Adjusted EBITDA percent of total revenues	10.5%	5.9%

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Epicor Reports Q1 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY FREE CASH FLOW RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net loss	$(1,628)	$(8,025)
Income tax benefit	(6,525)	(4,725)
Interest expense	5,992	4,571
Amortization of intangible assets	8,405	7,066
Depreciation	2,084	1,873
Restructuring and other	1,411	4,083
In-process research and development	—	200
Deferred revenue fair value adjustment	432	1,800
Interest and other (income) expense, net	167	(847)

Adjusted EBITDA	$10,338	$5,996

Adjusted EBITDA	$10,338	$5,996
Non-cash stock-based compensation	2,418	2,488
Capital expenditures	(779)	(1,422)
Cash paid for taxes	(939)	(2,732)
Net interest [1]	(3,800)	(1,194)

Free cash flow	$7,238	$3,136

[1]	Net interest excludes $1,923 for Q1 ’09 and $1,789 for Q1 ’08 of interest expense related to amortization of the debt discount recorded on the $230 million convertible notes. This expense is non-cash.

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Epicor Reports Q1 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NON-GAAP REVENUE RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008
Total license revenue	$13,177	$18,504
NSB deferred license revenue fair value adjustment	—	47

Total non-GAAP license	13,177	18,551

Total consulting revenue	31,452	31,402
NSB deferred consulting revenue fair value adjustment	15	162

Total non-GAAP consulting	31,467	31,564

Total maintenance revenue	46,866	46,156
NSB deferred maintenance revenue fair value adjustment	417	1,591

Total non-GAAP maintenance	47,283	47,747

Total hardware and other revenue	7,198	6,162
NSB deferred hardware and other revenue fair value adjustment	—	—

Total non-GAAP hardware and other	7,198	6,162

Total revenue	98,693	102,224
NSB deferred revenue fair value adjustment	432	1,800

Total non-GAAP revenue	$99,125	$104,024